UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

Thermal Tennis, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

7951 East Maplewood Avenue, Suite 328
Greenwood Village, Colorado 80111
Phone: (800) 420-4866
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

4950 Golden Springs Drive
Reno, Nevada 89509
Phone: (775) 560-6659
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements.  The forward-looking statements are contained principally in the sections entitled “Business Description” and “Risk Factors.”  These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements.  These forward-looking statements include, among other things, statements relating to:

•	the Company’s ability to find suitable markets for, and increase sales of, the existing products it offers and develops;

•	the Company’s ability to successfully defend and maintain its intellectual property rights;

•	the Company’s ability to obtain additional capital to fund expansion of its product line, new marketing initiatives, and/or acquisitions;

•	economic, regulatory, and legal risks associated with the Company’s operations; or

•	the loss of key members of the Company’s management.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report.  You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

Use of Certain Defined Terms

When used herein, the following terms shall have the meanings set forth below:

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See description under Item 2.01 below.

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 15, 2014, Thermal Tennis, Inc., a publicly held Nevada corporation subject to the periodic reporting requirements under the Exchange Act (“Thermal Tennis”), and CannaSys, Inc., a privately held Colorado corporation focused on providing services to the cannabis industry (“CannaSys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the business and activities of Thermal Tennis and CannaSys into a single entity (the “Merger”).  Under the terms of the Merger Agreement, a wholly owned subsidiary of Thermal Tennis formed to effectuate the Merger was merged with and into CannaSys, the surviving entity, which then became a wholly owned subsidiary of Thermal Tennis.  By operation of the Merger, which was effective August 15, 2014, all of the CannaSys outstanding common stock was converted into a total of 6,000,000 shares of common stock of Thermal Tennis, which constitutes 57.70% of the Company’s total issued and outstanding common stock.

The shareholders of Thermal Tennis prior to the merger retained an aggregate of 4,398,088 shares of common stock.  The Company had no outstanding options or warrants to purchase shares of common stock.

The foregoing descriptions of the terms of the Merger Agreement are qualified in their entirety by reference to the provisions of the Merger Agreement filed as Exhibit 2.1 to this Report.

In connection with the closing of the Merger, Thermal Tennis agreed to change its name to CannaSys, Inc., subject to the filing and dissemination of an information statement meeting the requirements of the Exchange Act.

For purposes of this report, “Company” refers to the consolidated entity after taking into effect the merger transaction, “Thermal Tennis” refers to the Nevada corporation prior to the Merger, and “CannaSys” refers to the Colorado corporation and its predecessor limited liability company prior to the Merger.

Prior to the Merger, the management teams of Thermal Tennis and CannaSys did not have any prior relationships.  Effective as of closing, Brandon C. Jennewine joined Thermal Tennis incumbent director Robert Deller to form a two-person board of the Company.  Subject to compliance with the 10-day advance stockholder notice requirements of Rule 14f-1 under the Exchange Act, Robert Deller will resign as a director and officer of the Company, and Daniel J. Rogers will be appointed to fill the resulting vacancy.  The Company appointed the principal stockholders of CannaSys as the Company’s principal officers.  See “Form 10 Disclosure, Item 5—Directors and Executive Officers” below.

The Company issued the 6,000,000 shares of common stock to the CannaSys shareholders in the Merger in reliance on the exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof and other available exemptions.  The Company’s shares of common stock issued to the CannaSys shareholders may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.  No registration statement covering these securities or respecting the Merger has been filed with the United States Securities and Exchange Commission (the “SEC”) or with any state securities commission.

FORM 10 DISCLOSURE

Item 1.  Business

Business of Thermal Tennis

Introduction

Thermal Tennis was formed as a Nevada corporation on August 25, 1999, committed to the growth of tennis.  Thermal Tennis previously managed the tennis operations at one athletic club and ran one summer tennis program at a high school.  It canceled the contract at the athletic club on March 31, 2013, and has not run any summer tennis programs after that date.  Thermal Tennis believes that tennis is a lifetime sport and that a person’s life is enhanced by participation in the game.

Thermal Tennis also believes public and private facilities are underutilized, poorly managed, and not marketed to the tennis community.  Thermal Tennis believes there is a very good opportunity to generate and greatly improve revenues and create hassle-free tennis management for property owners at their existing facilities.

The Physical Activity Council, a national source for sports, fitness and recreational activity participation, reported, “tennis is the fastest growing traditional sport in the U.S., up 46% from 2000 to 2010.”  The Tennis Industry Association President, Jon Muir, stated in September 2010, in a Forbes interview, “participation over the last six years [in tennis] is up 43%” .  .  . “yes, tennis has been affected the past three years but is still in a growth mode.”  This is the most recent statistical information respecting the growth of tennis.  Accordingly, these trends may not have continued, and tennis participation in the United Sates may have in fact declined and may decline in the future.

Business Description

Thermal Tennis’s former president, Robert Deller, started playing tennis at age 13 and became a high school and collegiate champion.  He then played professional tennis on various national and worldwide circuits from 1979 until 1984.  Mr. Deller has remained involved in tennis on various levels, including teaching, coaching, recruiting, playing, consulting, tennis court construction, corporate advisory staff, association startup, and similar activities.

Under its contract with the Caughlin Athletic Club (the “Club”), Reno, Nevada, from 2009 through 2013, Thermal Tennis ran the tennis operation for the Club and received all revenue from those operations, including revenue from lessons, tournaments, clinics, and the like.  Costs that were allocated to Thermal Tennis under its contract with the Club included paying the tennis instructors, paying for liability insurance and workers compensation insurance, and paying for periodic cleaning of the tennis courts and other miscellaneous expenses.  The Club benefited when more persons joined its membership to take advantage of its tennis opportunities because monthly Club dues are retained by the Club.  Thermal Tennis believed it could improve the gross profit as it refined the programs offered, which would increase memberships, lessons, clinics, and tournaments.  However, there was no guarantee that Thermal Tennis would be able to increase the gross profits, and there was no guarantee that the contract would not be cancelled by the tennis facility.  The Thermal Tennis contract was terminated in 2013.

The Company bids on seasonal facilities beginning each summer hoping to produce $45,000 in gross revenues on each contract, with the related gross profit on each contract to be between $5,000 and $10,000.

The Company is still developing its tennis management system, which includes creating more effective ways to recruit new members to tennis clubs, recruiting more people into tennis lessons, implementing more effective tennis teaching methods, using tournaments more effectively to create public participation and involvement, and developing additional ways to create revenue for the Company and the tennis facility being managed.  The tennis management system would then be used by the Company to manage tennis venues.  Although the Company may try to expand its business in the future, at the present time, it is limiting recruitment of new clients to the Northern Nevada and Lake Tahoe area.

The Company is a registered provider of the United States Tennis Association’s 10 and Under Tennis program using the training methods for this beginning program.  The Company believes the local communities want to provide activities for its citizens, and the Company wants to bring these two desires together and serve the tennis community in this way.

Proposed Business of CannaSys

CannaSys was originally organized as a Colorado limited liability company in October 2013 and converted to a Colorado corporation in June 2014.  Based on their experience for over four years in the medical cannabis dispensary business in Colorado between 2009 and 2013, founders Brandon C. Jennewine and Daniel J. Rogers organized CannaSys to create, develop, and commercialize innovative solutions to solve problems, create opportunities, and streamline the connections between the producer, seller, and consumer/patient segments for the growing medical and recreational cannabis community.  CannaSys creates and develops tools and resources to serve this industry as additional states legalize medical and/or recreational use across the nation, these states develop regulatory schemes, and a commercial industry becomes established.  As previous retail dispensers, the founders of CannaSys seek to apply and exploit their knowledge and experience to introduce products for this emerging industry, which continues to encounter lack of acceptance from many traditional integral service providers of loyalty programs, payment methods, wholesale supply, and similar items.  CannaSys believes the resistance or reluctance of others to enter the cannabis industry provides a commercial opportunity for it.

CannaSys products serve both medical and recreational growers, dispensers, and customers.  Product development and introduction focuses on Colorado, where both medical and recreational cannabis is permitted under a developing regulatory regime.  Products are also being marketed in Washington (medical and recreational), with future expansion being prepared as cannabis for medical or recreational use becomes legalized and regulated in additional states, such as California, Alaska, Nevada, Oregon, the District of Columbia, and others.  CannaSys believes that the movement toward legalization of recreational cannabis will continue and may accelerate.

In addition to organizing and obtaining limited funding for CannaSys, to date, the activities of CannaSys have been limited to identifying possible product opportunities, creating initial products, and initiating product development for limited market launch.  CannaSys proposes to market its two initial product concepts: “CannaCash”  as an effective choice for cannabis gifts, deals, reviews, and membership rewards for the consumer and “CannaTrade” for wholesale cannabis-related commodities exchange, order-scheduling, and other services for retailers and producers.  The availability, functionality, and payment options of CannaSys are tailored based on state and local laws and regulations.

CannaCash

CannaCash is an affiliate-based membership rewards loyalty program designed specifically for the cannabis industry.  An early version of CannaCash was introduced to the market in July 2014.  The CannaCash points program and future gift-card/prepaid card programs will be free for all cannabis customers and affordable for dispensaries and providers.  CannaCash gift cards are to be available in multiple denominations and will be redeemable at participating CannaCash locations.  The CannaCash gifting mechanism will allow for strong social media ties and an electronic solution to providing friends and family.  CannaCash includes an internal control mechanism designed to comply with the regulatory requirements applicable to individual retail outlets and customers based on state licensing information and customers’ addresses.

For the retail establishment, CannaCash hopes to offer the ability to gain new customers through gifting, retain customers through the affiliate and store-specific points program, and tailor specials and free advertising via the CannaCash program to an increasingly significant tourist market.

CannaTrade

CannaTrade, to be introduced on a limited test basis during the third quarter of 2014, will be a market-style, wholesale cannabis matching system designed to serve legal medical and recreational cannabis markets.  CannaTrade proposes to bring the industry a secure, efficient, real-time solution for connecting licensed buyers and sellers of all types of cannabis and non-cannabis products, while providing business logic to enhance governmental and regulatory frameworks.

CannaTrade is being designed to facilitate the interconnection of a broad range of features cannabis merchants seek, such as cannabis producers looking for a new outlet or a retailer with too much inventory who wishes to connect with a producer or who is looking to exchange varieties. The system’s business logic only allows sellers and producers access to, and the ability to view, certain information based on the type of license they hold and regulatory requirements of the states in which they reside.   CannaTrade should be helpful to anyone buying, selling, trading, or just browsing and will keep these users connected through an active alerts and notification system.

Marketing

CannaSys intends to implement marketing programs typical for end-user technology consumers, such as print media, social networking, search-engine optimization, as well as direct sales calls to specific clients and channel marketing within its existing network.  All CannaSys products will be marketed to the extent such marketing activities are permitted by applicable law.

For CannaCash, the primary marketing program will consist of print media advertising, social networking, search-engine optimization, and direct sales calls to affiliate member retailers.  CannaCash will also market and provide services for private label products of affiliate member producers as well as provide incentives to frontline retail staff and retail store owners to further the program.

For CannaTrade, the primary marketing program will consist of print media advertising, social networking, video productions, and direct sales calls to regulated producers and sellers of various products.  Further, CannaTrade will market and solicit business listings from ancillary companies that provide products such as compliance packaging and other recurring items normally used in retail and production facilities.

Competition

The current market for cannabis-related technology is highly fragmented because of the new emergence of the industry and continuously evolving as states in addition to Colorado and Washington implement new laws allowing production and sale of medical or recreational cannabis.  The Company believes the competition is currently specific to store-specific programs, marketing outreach, and point-of-sale systems for CannaCash and static listing services for CannaTrade.  Further, the Company believes new technology products will be introduced as more states implement safe-access laws to cannabis and barriers to entry become minimized.  The competition currently varies by state depending on the state’s regulatory environment.  There are several loyalty rewards systems and mobile applications in the cannabis market that are being adopted by consumers and retail stores.  There are also several cannabis exchanges that are currently operating as well.  There are low, if any barriers to entry, so competition within the industry will likely increase.

Government Regulations

Government regulations exist throughout the cannabis industry and vary by state and local laws and ordinances.  Marijuana is currently classified as a Schedule I controlled substance under the Controlled Substances Act (U.S.C. Section 811), which generally means that Congress has determined that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime.  The Controlled Substances Act does not recognize the difference between medical and recreational use of marijuana and all uses are prohibited.  On the other hand, several states have legalized various aspects of marijuana manufacture and distribution, although such activities are subject to stringent licensing and regulations that vary from state to state.  In many states, a clear conflict exists between federal and state laws, which has yet to be resolved.  In addition to the complex web of federal and state regulations, the banking and financial services industry has created stringent barriers to allow cannabis producers and retailers to have normal banking relationships.

The federal government formally opposes the use of medical and recreational cannabis.  Although many states have chosen to enact rules and regulations permitting the use of medical cannabis for their citizens under a state-approved medical marijuana program, under federal law cannabis is illegal.  The state medical marijuana programs provide protection from criminal prosecution for patients and primary caregivers who are qualified to participate in the program and are in compliance with the regulations governing the program.

In November 2012, Colorado residents voted in favor of Amendment 64, an initiative ballot measure that allowed for the “personal use and regulation of marijuana” in Colorado.  The initiative was enacted as Article 18, Sec. 16 of the Colorado State Constitution, and was implemented on January 1, 2014.  It is referred to as “recreational use” by adults 21 and older and allows for Colorado to regulate commercial cultivation, manufacturing, and sales of cannabis.  Similarly, in November 2012, the residents of the Washington voted in favor of Initiative 502, which allows for “recreational use” by adults 21 and older and allows for Washington to regulate commercial cultivation, manufacturing, and sales of cannabis.

Although Colorado and Washington have enacted voter-initiated measures to allow for the personal use of small amounts of cannabis by its citizens, both states are clear to remind their citizens that cannabis is currently illegal under federal law and classified as a Class I Controlled Substance.

There are several states with initiatives for state medical marijuana programs pending on the ballot for upcoming elections, while other states move forward through the legislative process.

The Company and its products are possibly subject to a number of federal, state, and local laws, rules, and regulations, as well as financial regulations under FinCen, FDIC, and Bank Secrecy Act.  Financial institutions are operating in a gray area when it comes to banking with businesses that are related to legal marijuana.  However, 23 states plus the District of Columbia allow medical marijuana, and the issue is further complicated with Washington and Colorado legalizing recreational use.

The Company anticipates that it will be required to closely monitor evolving state and local laws, rules, and regulations and banking regulations.  The Company’s products will be designed to be in accordance with the state and local guidelines and banking regulations.  The Company will offer services to companies that are professionally operated and in compliance with state and local laws as well as generally accepted business and accounting standards.  Changes in such laws, rules, and regulations, or the recall of any state or local legislation, could have a material adverse effect on the Company’s business and financial condition.

Proprietary Technology

CannaCash and CannaTrade products are based on proprietary software developed for it by its officers and third-party contractors.  CannaSys does not believe that any of its current products, or currently foreseen future products, contain or will contain features that are patentable.  Instead, CannaSys relies on a proprietary confidentiality and nondisclosure discipline to protect its products.

Research and Development

The Company currently offers two technology products: CannaCash and CannaTrade.  The Company will remain focused on developing technologies for its industry and aimed at specific solutions for state and local regulation. The Company will formulate and develop technology to meet diverse regulatory requirements across all of its markets.  Furthermore, the Company will continuously investigate processes for improving its technology products and identifying new technologies to serve the industry.

Through the Company’s internal research and development efforts and its relationships with industry operators and organizations, it believes it will be able to provide evolving and effective technology solutions.  The Company plans for its research and development activities to include developing technology products that are new to the industry, updating existing technologies to keep them current with the latest laws and regulations, and adapting existing technologies to enter new states that implement cannabis laws.  Going forward, the Company intends to increase its spending and resources for technology research and development.

Proposed Business of the Company

The Company proposes to focus on building revenue streams and future functionality in both CannaCash and CannaTrade products as well as partnering with and targeting potential acquisitions to move into several other ancillary products or services in the cannabis industry, including point-of-sale systems, state regulatory tracking and monitoring, web and mobile marketing and advertising, and grow system management/reporting.

As additional states legalize cannabis for both medical and recreational use, the Company will continually evaluate the marketplace for opportunities to address needs through mobile and web-based solutions.

Where to Get More Information

The Company files periodic reports pursuant to Section 13 under the Exchange Act.  The Company’s reports and other information are available at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  Electronic filings are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility.  The SEC also maintains a web site that contains reports, proxy, and information statements and other materials that are filed through EDGAR, which can be accessed at http://www.sec.gov.

The Company will furnish record-holders of its securities with annual reports containing financial statements, audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as it determines to be appropriate or as may be required by law.

Item 1A.  Risk Factors

An investment in the Company’s common stock involves a high degree of risk.  If any of the following events or outcomes actually occur, the Company’s business, operating results, and financial condition would likely suffer.

Risks Related to the Company’s Business

The Company is dependent on its banking and merchant relationships.

The Company is dependent on the banking industry to support financial functions of its products and services.  Similarly, important components of the Company’s products and services depend on merchant accounts and relationships, which in turn depend on banking functions.  Federal and federally insured state banks currently do not serve the cannabis industry on the stated ground that growing and selling cannabis is illegal under federal law.  The Company cannot assure that its strategies and techniques for designing its products and services to operate effectively and efficiently will not be adversely impacted by the continuing refusal of banks to serve the cannabis industry.  A change in banking regulations or a change in the position of the banking industry to permit banks to serve the cannabis industry may increase competition for the Company, facilitate new entrants into the industry offering products or services similar to those offered by the Company, or otherwise adversely affect the Company’s results of operations.

The conduct of third parties may jeopardize the Company’s business or legal compliance.

The Company cannot assure that its systems, protocols, and practices will prevent unauthorized or illegal activities by customers or retailers with which the Company does business.  The Company’s success will depend on its ability to operate consistent with the regulatory and licensing requirements of each state in which it provides products and services, which in turn will depend on the Company’s ability to determine the residences of its customers, the licenses held by retailers with which it does business, and their compliance with the regulations applicable to them.  The Company cannot assure that the conduct of third parties will not place the Company’s legal status or business in jeopardy, which could expose the Company to legal sanctions and costs, which would adversely affect its results of operations.

The Company’s proprietary data systems may be compromised by hackers.

The Company’s CannaCash and CannaTrade, as well as other products and services that it may develop in the future, will be based on proprietary software and customer-specific data that the Company seeks to protect by routine measures such as password protection, confidentiality and nondisclosure agreements with employees, and similar measures.  Any unauthorized access to such software or data could materially disrupt the Company’s business and result in financial loss and damages to the Company’s business reputation.

New laws and regulations may be passed that would outlaw the Company’s activities.

Due to the rapidly changing rules and regulations in various markets, it is possible that the activities of CannaCash and/or CannaTrade could be outlawed in one or more of markets or that federal guidelines are issued that would have a material effect on the Company’s strategy and offerings.  In addition, it is possible that the U.S. Department of Justice will decide to pursue enforcement actions against producers, sellers, and any person providing ancillary services within the cannabis industry.

The public tide in support of legalization may turn in support of criminalization.

While public polls continue to trend in support of legalization and decriminalization throughout the country, the Company cannot guarantee that this trend will continue and that the support will not wane among the public.

The Company is a development-stage company with no revenues.

The Company is a development-stage company with no revenue and does not expect to generate any revenues unless and until after its patent portfolio, or part of it, is commercialized.  The Company does not anticipate launching any new products into the market until the first quarter of 2015, at the earliest.  The Company will need to raise additional capital to fund its operations, and the Company cannot assure that it will be successful in doing so.

The Company has received a going concern opinion from its auditors.

The Company has an accumulated deficit and has had negative cash flows from its operations.  Accordingly, the Company has received a report from its independent auditors in connection with its audited financial statements that includes an explanatory paragraph describing their substantial doubt about the Company’s ability to continue as a going concern.  This may negatively impact the Company’s ability to obtain additional funding or funding on terms attractive to the Company.

The Company’s future success is largely dependent on its current management.

CannaSys was built by the vision, dedication, and expertise of Brandon Jennewine and Daniel Rogers.  The Company’s success is dependent upon the continued efforts of these people.  If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to the Company’s success.  The loss of the services of these professionals, especially in the development of future patents and/or applications, would adversely affect the Company’s business.

The Company’s growth strategy may not be successful.

The Company intends to expand its operations and market base.  These operations will be subject to all of the risks inherent in the growth of a new business enterprise, particularly one that operates in a highly competitive industry.  The timing and related expenses of expansion may cause the Company’s earnings, if any, to fluctuate.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with growth of a business, including uncertainty as to implementation of the Company’s strategies and capabilities, market acceptance of the Company’s products and services, the Company’s operating and marketing methods, expenses and competition.  The Company may not be successful in its proposed expanded business activities.

The Company is operating in developing markets, and there is uncertainty as to acceptance of its products in these markets.

The Company has conducted limited marketing activities to date.  Thus, the Company has relatively little information on which to estimate its levels of sales, the amount of revenue it will generate, and its operating and other expenses.  The Company cannot assure that it will be successful in its efforts to directly market its products or to develop markets in the manner it contemplates.

There are economic and general risks relating to business.

The success of the Company’s activities is subject to risks inherent in business generally, including demand for products and services, general economic conditions, changes in taxes and tax laws, and changes in governmental regulations and policies.

The Company’s industry is subject to rapid technological changes that, if it is unable to match or surpass, will result in a loss of competitive advantage and market opportunity.

Because of the rapid technological development that regularly occurs in the financial payment industry, the Company must continually devote substantial resources to developing and improving its technology and introducing new product offerings.  These efforts and expenditures are necessary to establish market share and, ultimately, to generate revenues.  If another company offers better products or technologies, a competitive position or market window opportunity may be lost, and therefore, the Company’s revenues or revenue potential may be adversely affected.

If the Company’s intellectual property rights do not provide it with the anticipated market protections, the Company’s competitive position, business, and prospects will be impaired.

The Company will rely on its intellectual property rights to provide competitive advantage and protect it from theft of its intellectual property.  The Company believes that its intellectual property rights are valid, enforceable, and valuable.  However, third parties may make claims of invalidity respecting the Company’s patents, and such claims could give rise to material costs for defense and divert resources away from the Company’s other activities.  If the Company’s patents and/or patent applications are shown not to be as broad as currently believed, or are otherwise challenged such that some or all of the protection is lost, the Company may suffer adverse effects from the loss of competitive advantage and its ability to offer unique products and technologies.  As a result, there would likely be an adverse impact on the Company’s business prospects.

The Company is subject to outside influences beyond its control, including new legislation, that could adversely affect its licensing and implementation activities and have an adverse impact on the execution of its business plan and/or associated intellectual properties.

The Company’s licensing and implementation activities are subject to numerous risks from outside influences, including new legislation, regulations, and rules related to obtaining or enforcing patents.  As an example, the legalization of the right to grow, harvest, and sell cannabis and cannabis-related products is recent, and it is uncertain as to how the industry that is developing around this new legislation will ultimately evolve.  If the Company’s product offerings are not properly positioned for this developing industry, it could have an adverse impact on any financial position the Company may have moving forward and hinder its ability to execute its business plan.

Because the Company’s common stock is considered a “penny stock,” any investment in the Company’s shares is considered to be a high-risk investment and is subject to restrictions on marketability.

The Company’s common stock is considered a “penny stock” on the OTC Markets as it currently trades for less than $5 per share.  The OTC Market system is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information respecting transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s common stock.

Since the Company’s common stock will be subject to the regulations applicable to penny stocks, the market liquidity for the Company’s common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell the Company’s common stock and, thus, a stockholder’s ability to sell the Company’s common stock in the secondary market in the future.

The Company has never paid dividends and has no current plans to do so in the future.

The Company’s stockholders are entitled to receive such dividends as may be declared by the Company’s board of directors.  To date, the Company has not paid any cash dividends on the Company’s common stock, and the Company does not expect to pay cash dividends on its common stock in the foreseeable future.  We intend to retain future earnings, if any, to provide funds for operations of our business.

Indemnification of Officers and Directors

While the Company’s board of directors and officers are generally accountable to the Company and its stockholders, the liability of the directors and officers to the Company, its stockholders, and third parties is limited in certain respects under applicable state law and the Company’s Articles of Incorporation and Bylaws, as in effect.  Further, the Company has agreed or may agree to indemnify its directors and officers against liabilities not attributable to certain limited circumstances.  Such limitation of liability and indemnity may limit rights that the Company’s stockholders would otherwise have to seek redress against the Company’s directors and officers.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Merger

At the Effective Time, the Merger was closed pursuant to the terms of the Merger Agreement, and CannaSys became the Company’s wholly owned subsidiary.  As a result of the Merger, the former CannaSys shareholders acquired a total of 6,000,000 shares of common stock of the Company.  Since the business operations of CannaSys will constitute the majority of the Company’s business operations after the Effective Time, the following discussion and analysis is focused on the operations of CannaSys and excludes the operations of Thermal Tennis prior to the Merger.

Overview

CannaSys was formed as a limited liability company on October 4, 2013, in the state of Colorado.  On June 26, 2014, it converted from a limited liability company to a Colorado corporation.  It is a development-stage entity and had achieved no revenues through June 30, 2014.  Accordingly, there are no current operations to compare to prior operations.  The Company, therefore, presents the following plan of operations.

Plan of Operations

CannaSys achieved its first revenues on July 31, 2014, from its CannaCash product and expects that revenues will increase in the future, although the Company does not expect to be profitable within the next 12 months.  The business plan of CannaSys for the next 12 months is to vigorously promote its two products, further develop its existing products and services through software upgrades, and expand product and service offerings.

As of June 30, 2014, CannaSys had cash on hand of approximately $65,000.  On August 15, 2014, in connection with closing the Merger, the Company completed the sale of 1,000,000 shares of common stock for $500,000 in cash.  The Company expects to obtain approximately $250,000 from the sale of equity in the near future.

Current business expenses total approximately $25,000 per month, excluding capital expenditures specific to its current technology development of CannaCash and CannaTrade.  Accordingly, CannaSys has cash on hand at the present time to sustain its business operations for at least one month.  Thereafter, CannaSys hopes that its monthly operating revenues will have increased sufficiently to allow it to pay its monthly operating costs from monthly business revenue.  If that is not the case or if it needs additional funds for capital expenditures, CannaSys will seek to raise additional operating capital through the sale of its equity securities.  At present, increasing user adoption is leading to revenue growth.

CannaSys anticipates using the Company’s cash to help fund future research and development, as well as expand product offerings to include future versions of both products and possible acquisitions of ancillary products, services, and solutions to point-of-sale systems within the cannabis market.  CannaSys has budgeted $1,075,000 for capital expenditures during the next year, consisting of $300,000 for second version software development for both products over the next four months, $350,000 for marketing efforts, $75,000 for legal and lobbying expenses over the next nine months, and $350,000 for expansion over the next year.  CannaSys anticipates that it will fund such capital expenditures from proceeds from recent and proposed sales of common stock aggregating approximately $750,000 and from projected revenues.  The Company does not expect additional external cash will be required during the next 12 months unless it seeks to develop new products or enter new markets not now anticipated.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less, when acquired, to be cash equivalents.  The Company had no financial instruments that qualified as cash equivalents at December 31, 2013.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items.  These fair-value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does the Company use derivative instruments.

The Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.  It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy to group these assets and liabilities, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair-value measurement.

Earnings (Loss) per Common Share

The Company reports earnings (loss) per share using a dual presentation of basic and diluted earnings (loss) per share.  Basic earnings (loss) per share excludes the impact of common stock equivalents.  Diluted earnings (loss) per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents.  At December 31, 2013, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

The Company accounts for income taxes as required by the Income Taxes, Topic 740 of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions.  The Company has identified its federal tax return and its state tax return in Colorado as “major” tax jurisdictions, as defined.  The Company is not currently under examination by the Internal Revenue Service or any other jurisdiction.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow.  Therefore, no reserves for uncertain income tax positions have been recorded.

Stock-Based Compensation

Stock-based compensation is accounted for under ASC 718, “Share-Based Payment,” using the modified prospective method.  ASC 718 requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award.  ASC 718 also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period).

Item 3.  Properties

The Company’s corporate headquarters are located at 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado  80111.  The Company’s offices consist of approximately 600 square feet of office space leased on a month-to-month basis at $1,200 per month.  If the Company were forced to relocate, it believes it could obtain an equally satisfactory location at a comparable price.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information for Thermal Tennis common stock beneficially owned as of August 15, 2014, prior to giving effect to the closing of the Merger Agreement, by: (i) each stockholder known to be the beneficial owner of 5% or more of outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group.  On August 15, 2014, prior to the closing of the Merger Agreement, Thermal Tennis had 4,398,088 shares of common stock outstanding:

Title of Class	Names of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Common	Robert R. Deller(2)	740,673	16.96%
Common	Jeff W. Holmes	700,440	15.93
Common	Ascendiant Capital Group, LLC	635,063	14.44

Common	All Executive Officers and Directors as a Group (1 person)	740,673	16.96%

(1)      All ownership is direct ownership.
(2)      Sole officer and director.

The following table sets forth certain information regarding the Company’s common stock beneficially owned as of August 15, 2014, after giving effect to the closing of the Merger Agreement at the Effective Time, by: (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group.  After the Effective Time, the Company had 10,398,088 shares of common stock outstanding:

Title of Class	Names and Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Common	Brandon C Jennewine(2)(3)	1,515,000(5)	14.57%
Common	Daniel J Rogers(2)(3)	400,000	3.85
Common	F-squared Enterprises, LLC(3)(4)	1,515,000	14.57
Common	Jeff W. Holmes(5)	700,440	6.74
Common	Robert R. Deller(6)	740,673	7.12
Common	Ascendiant Capital Group, LLC(7)	635,124	6.06
Common	All Executive Officers and Directors as a Group (3 persons)	2,655,673	25.54%

(1)	All ownership is direct ownership unless indicated otherwise.
(2)	Officer and director.
(3)	The addresses of these persons is 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado 80111.
(4)	These shares are beneficially owned by Mr. Jennewine since he is the owner of F-squared Enterprises, LLC, which directly owns the shares.
(5)	The address for this person is P.O. Box 11207, Zephyr Cove, Nevada.
(6)	The address for this person is 4950 Golden Springs Drive, Reno, Nevada 89509.
(7)	The address for Ascendiant Capital Group, LLC is 18881 Von Karman Ave, Irvine, CA 92612.

Change of Control

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5.  Directors and Executive Officers

On the Effective Time, the Company’s board of directors was expanded to two persons and Brandon C. Jennewine was appointed a director, joining Robert R. Deller.  Subject to meeting the filing and 10-day advance notice requirements of Rule 14f-1 under the Exchange Act, Mr. Deller will resign as a director, and Daniel J. Rogers will be appointed director.  At the closing, the two principals of CannaSys were appointed officers of the Company.  The following table sets forth the names, positions, and ages of the Company’s directors and executive officers, giving effect to satisfaction of the filing and notice requirements of Rule 14f-1.  The directors listed below will serve until their successors are elected and qualify.  Officers are elected by the board of directors and serve at the discretion of the Company’s board of directors:

Name	Age	Position

Brandon C. Jennewine		Chief Executive Officer, President, and Director
Daniel J. Rogers		Chief Financial Officer, Vice President, Secretary, Treasurer, and Director

Brandon C. Jennewine

Brandon C. Jennewine has over 20 years’ experience as architect and developer with leadership roles in technology companies.  In July 2009, he founded Greenwerkz, LLC, later converted to Greenwerkz, Inc., a dispensary and cannabis company located in Denver, Colorado, having three retail locations and two production facilities to reach gross revenue of over $2.5 million, with earnings before interest, taxes, depreciation, and amortization of just over $800,000 for 2013.  Mr. Jennewine helped orchestrate the four Greenwerkz partners’ exit through a buyout by the sole remaining partner in February 2014, while simultaneously starting CannaSys and managing, as chief executive officer, TK Health, LLC, an IT consultancy based in Castle Rock, Colorado.  TK Health, LLC was formed in March 2010 to provide custom software programming for the eHealthcare and Finance sectors.  Prior to the cannabis business, he worked primarily in solutions in the e-prescribing, medical, and financial space, acting as a software architect for SureScripts, LLC, an ePrescribing network based in Alexandria, Virginia, from July 2007 to February 2010, and also acted as chief technology officer for Liver Research Institute, working under a grant from Roche Pharmaceuticals, from 2005 to 2006.  Mr. Jennewine graduated with a BS in electrical engineering from Colorado State University.

Daniel J. Rogers

Daniel J. Rogers has 12 years of institutional banking experience with a specialization in business development risk management.  During the past four and a half years Mr. Rogers has served as the Chief Financial Officer and Managing Member of Greenwerkz, Inc., a cannabis company managing three retail stores and two production facilities in Denver, Edgewater, and Glenwood Springs, Colorado.  Mr. Rogers also served as Chairman of the Banking/Finance Subcommittee for MMIG, a lobbyist organization, which he and Mr. Jennewine helped form in 2010, until March 2014.  Mr. Rogers obtained his bachelor’s degree in finance in 1997 from Fort Lewis College, Durango, CO, and later completed NationsBank / Bank of America’s Management Associate Program, a six-month training program for corporate institutional risk management.  Mr. Rogers later served as a Vice-President for Bank of America’s Global Corporate & Investment Bank Commercial Real Estate Group located in Denver, Colorado, from 1985 to 2005, and later served as Finance Manager for Panattoni Development Company in Denver, Colorado, and Toronto, Ontario, Canada, from 2005 until February 2009.

Neither the newly appointed executive officers and directors nor their affiliates beneficially own any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of its directors, executive officers, or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than respecting the transactions that have been described in this report or in any prior reports filed by the Company with the SEC.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Until further determination by the board, the full board of directors will undertake the duties of the Audit Committee, Compensation Committee, and Nominating Committee.

Item 6.  Executive Compensation

Compensation

No executive officer of Thermal Tennis has received any compensation, including equity incentives, during the last three years.

As executive officers of CannaSys, Brandon C. Jennewine received $2,307.69 in compensation prior in August 2013 prior to the Effective Time and Daniel J. Rogers received $6,923.07 prior to the Effective Time.

Stock Option Plan

The Company has not adopted a stock option plan.

Employment Agreements

CannaSys has entered into employment letter agreements with the following employees:

•	Brandon Jennewine – letter dated July 7, 2014 for the position of CEO at an annual base salary of $65,000 with cash bonuses up to $150,000 per year and three weeks paid vacation time.

•	Daniel Rogers – letter dated July 7, 2014 for the position of CFO at an annual base salary of $65,000 with cash bonuses up to $150,000 per year and three weeks paid vacation time.

•
Elan Nelson – letter dated August 7, 2014 for the position of senior vice president of sales at an annual base salary of $80,000 with cash bonuses up to $130,000 per year and three weeks paid vacation time.

•	Jon VonSeggen – letter dated October 1, 2013 for the position of director of marketing and technical implementation at an annual base salary of $75,000 with three weeks paid vacation time.

Director Compensation

The Company does not have any compensation plan for its directors.  The Company does reimburse directors for their out-of-pocket costs in attending the meetings of the board of directors.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Family Relationships

No officer or director is related to any other officer or director.

Related Transactions

During the year ended December 31, 2013, F-Squared Enterprises LLC contributed $7,488 to CannaSys for working capital.  F-Squared Enterprises LLC is owned 100% by Brandon Jennewine, who serves as the president of CannaSys.  Dan Rogers also contributed $2,500 to CannaSys and is the vice president, secretary, and treasurer of CannaSys.

Thermal Tennis recognized $3,000 of expense in 2013 and 2012, which represented the value of the rent associated with the sole officer’s home office.

The Company past president, Robert Deller, provided certain contract services in 2013 and 2012 and was paid $0 and $4,822 for these services, respectively.

Thermal Tennis accrued interest expense on related-party notes in the amounts of $9,364 and $8,084 for the years ended December 31, 2013 and 2012, respectively.  The total interest owed at December 31, 2013, on the related-party notes w $38,917.

Robert Deller loaned Thermal Tennis $20,000 during the year ended December 31, 2012, that was due July 1, 2014, with interest at 10%, and $10,000 during the year ended December 31, 2013, that was due July 1, 2014, with interest at 10%.

On June 30, 2014, Thermal Tennis owed Robert Deller a total of $60,168.25 in principal and interest for loans made by him to Thermal Tennis since its inception.  During July 2014, this total was converted into 240,673 shares of the Company’s common stock in exchange for the extinguishment of the debt.

Director Independence

Neither director is an independent director as determined by NASDAQ Rule 4200(a)(15).

Item 8.  Legal Proceedings

There are no claims, actions, suits, proceedings, or investigations that are currently pending or, to our knowledge, threatened by or against the Company, or respecting the Company’s operations or assets, by or against any of the Company’s officers, directors, or affiliates.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is no established trading market for the Company’s shares of common stock.  The Company’s stock is not traded on any exchange or listed on any listing service.  Management does not expect any established trading market to develop unless and until the Company acquires a trading symbol and has material operations.  In any event, the Company cannot assure that any market for its common stock will develop or be maintained.  If a public market develops in the future, the sale of “unregistered” and “restricted” shares of common stock pursuant to Rule 144 of the Securities Act by members of management or others may have a substantial adverse impact on any such market.  At the present time, 1,460,000 common shares have satisfied the six-month holding period requirement of Rule 144.

Holders

Following the Effective Time and as of the filing of this report, the Company had approximately 67 stockholders of record of its common stock.

Dividend Policy

Holders of shares of common stock are entitled to share pro rata in dividends and distributions respecting the common stock when, as, and if declared by the board of directors out of funds legally available therefore.  The Company has not paid any dividends on its common stock and intends to retain earnings, if any, to finance the development and expansion of its business.  Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and the financial condition of the Company.

Item 10.  Recent Sales of Unregistered Securities

On or about June 30, 2014, the Company issued a total of 901,676 unregistered shares of common stock to a total of nine persons in exchange for cancellation of debt in the aggregate amount of $225,419.

On or about August 7, 2014, Thermal Tennis issued a total of 100,000 unregistered shares of common stock to two persons in exchange for $25,000.

On or about August 7, 2014, Thermal Tennis issued a total of 675,000 unregistered shares of common stock to a total of five persons as bonuses for services rendered to Thermal Tennis.

On or about August 7, 2014, Thermal Tennis issued a total of 45,412 unregistered shares of common stock to three persons in exchange for $22,706.

On or about August 7, 2014, Thermal Tennis issued a total of 1,000,000 unregistered shares of common stock to a total of 20 persons in exchange for $500,000.

In connection with the Merger consummated on or about August 15, 2014, the Company issued a total of 6,000,000 unregistered shares of common stock to a total of 17 persons in exchange for 100% of the issued and outstanding shares of CannaSys.

The shares were issued in all of the foregoing transactions in reliance on the exemption from Securities Act registration set forth in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. All of the investors were either “accredited” as defined in Rule 501(a) of Regulation D or were sophisticated investors able to bear the risk of the investment.  Each investor confirmed in writing the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares sold bear a restrictive legend. No underwriter participated in the offer and sale of these securities.

Item 11.  Description of Registrant’s Securities to be Registered

The Company’s Articles of Incorporation authorize it to issue 75,000,000 shares of capital stock, par value $0.001 per share, all designated as common stock.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders.  Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors.  The Company’s bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of the Company’s liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders.  The issuance of such shares would reduce the percentage ownership held by current shareholders.

Item 12.  Indemnification of Directors and Officers

The corporation law of the state of Nevada, under which the Company is organized, upon closing of the Merger, permits the inclusion in the Company’s Articles of Incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors.  The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit, or paying a dividend or approving a stock repurchase that was illegal under Nevada law.  Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The Company’s Articles of Incorporation contain a provision that eliminates the personal monetary liability of directors to the extent allowed under Nevada law.  Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit, or an illegal dividend or stock repurchase, and not “negligence” or “gross negligence” in satisfying his duty of care.  Nevada law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, the Company’s Articles of Incorporation and Bylaws provide that the Company will indemnify its directors, officers, employees, and other agents to the fullest extent permitted by Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee, or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material that may result in claims for indemnification by any director, officer, employee, or other agent.

Item 13.  Financial Statements and Supplementary Data

Not applicable.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Item 15.  Financial Statements and Exhibits

Financial Statements filed as part of this Report

The audited financial statements of CannaSys, Inc. as of December 31, 2013, and for the year then ended, are filed as Exhibit 99.1 to this report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of March 31, 2014, and for the interim period then ended, are filed as Exhibit 99.2 to this report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of June 30, 2014, and for the interim period then ended, are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements, including the notes thereto, are included herewith as Exhibit 99.4 and are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Thermal Tennis and CannaSys, including the notes thereto, incorporated herein by reference.

The unaudited pro forma condensed combined financial statements assume a business combination between Thermal Tennis and CannaSys accounted for on an acquisition basis and are based on each company’s respective historical financial statements and notes thereto, which are incorporated herein by reference.  The pro forma condensed combined balance sheet combines Thermal Tennis’s balance sheet as of June 30, 2014, with CannaSys’s consolidated condensed balance sheet as of June 30, 2014, giving effect to the Merger as if it had occurred on June 30, 2014.  The unaudited pro forma condensed combined statements of operations combine Thermal Tennis’s historical results for the years ended December 31, 2013 and 2012, with CannaSys’s historical results as of December 31, 2013, and for the period from inception through December 31, 2013, respectively, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

Exhibits

Please see Item 9.01(c) below entitled “Financial Statements and Exhibits.”

--END FORM 10 DISCLOSURE--

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See “Item 10, Recent Sales of Unregistered Securities,” included in the “Form 10 Disclosure” and incorporated herein by reference.

ITEM 4.01—CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

See “Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in the “Form 10 Disclosure” and incorporated herein by reference.

ITEM 5.01—CHANGES IN CONTROL OF REGISTRANT

See “Item 2.01. Completion of Acquisition or Disposition of Assets,” which is incorporated herein by reference.

ITEM 5.02—DEPARTURE OF CERTAIN OFFICER; ELECTION OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See “Item 5. Directors and Executive Officers” and “Item 6. Executive Compensation” included in the “Form 10 Disclosure” and incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

The audited financial statements of CannaSys, Inc. as of December 31, 2013, and for the year then ended, are filed as Exhibit 99.1 to this report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of March 31, 2014, and for the interim period then ended, are filed as Exhibit 99.2 to this report and are incorporated herein by reference.  The unaudited financial statements of CannaSys, Inc. as of June 30, 2014, and for the interim period then ended, are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

(b)           Pro Forma Financial Information.

Pro forma financial information giving effect to the acquisition of CannaSys, Inc. is included herewith as Exhibit 99.4.

(c)           Exhibits:

Exhibit Number*	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1	Agreement and Plan of Merger	Attached.

Item 3	Articles of Incorporation; Bylaws

Item 4	Instruments Defining the Rights of Security Holders, Including Indentures

Item 9	Voting Trust Agreement

Item 10	Material Contracts
10.1	Sublease Agreement between Motocol LLC and CannaSys, LLC dated February 1, 2014	Attached.

10.2	Employment letter agreement of Brandon C. Jennewine dated July 8, 2014	Attached.

10.3	Employment letter agreement of Daniel J. Rogers dated July 8, 2014	Attached.

Item 11	Statement re Computation of Per Share Earnings

Item 12	Statement re Computation of Ratios

Item 16	Letter re Change in Certifying Accountant

Item 21	Subsidiaries

Item 24	Power of Attorney

Item 99	Miscellaneous
99.1	Audited Financial Statements of CannaSys, Inc. for Fiscal Year Ended December 31, 2013	Attached.

99.2	Unaudited Financial Statements of CannaSys, Inc. for the Three Months and Six Months Ended June 30, 2014 (unaudited)	Attached.

99.3	Pro Forma Financial Information with Disclosures	Attached.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAL TENNIS, INC.
Registrant

/s/ Brandon C. Jennewine
Dated: August 21, 2014	By:
Brandon C. Jennewine, CEO